                                                                Exhibit 10(xiii)

                       CHRYSALIS INTERNATIONAL CORPORATION
                                  575 Route 28
                              Raritan, NJ 08869 USA

Tele: 908/722-7900                                             Fax: 908/722-6677

                                October 29, 1998

Dr. Jack Barbut
1 El Camino Bueno
Ross, CA 94957

Dear Jack:

      This letter sets forth our agreement with respect to the termination of your employment and consulting relationship with Chrysalis International Corporation (the "Company") and the payment of various amounts and the provision of various benefits relating to such termination.

      1. You and the Company agree that your employment with the Company and with all affiliates of the Company will terminate upon the execution of this letter, and that your employment and consulting agreements with the Company dated December 18, 1996 (the "Employment Agreement") also will terminate at such time. Except for your position as a Director of the Company, you resign, effective upon the execution of this letter, from all other offices and positions of the Company and the affiliates of the Company.

      2. Simultaneously with the execution of this letter:

      (a) The Company (or one of its subsidiaries) will execute documentation acceptable to the Company and you evidencing the loan from your father to the Company. The principal amount of the loan will be 437,000 CHF, with interest at the annual rate of 6-3/4%. The principal amount of, and interest on, the loan minus 127,500 DM shall be payable on the earlier of (i) October 29, 1999 or (ii) consummation of a sale, merger, reorganization or other arrangement resulting in a change of control of the Company (each a "Sale of the Company").

      (b) You shall deliver (or cause to be delivered) to American Stock Transfer & Trust Company, the Company's transfer agent (the "Transfer Agent"), stock certificates representing 56,851 shares of common stock of the Company in satisfaction of certain indemnification obligations under those certain Stockholders Agreements dated, December 18, 1997, executed in connection with the acquisition by the Company of the BioClin entities. The Company will provide to you, to be forwarded by you to the Transfer Agent, a letter accepting such shares in satisfaction of such indemnity obligations.

      3. The Company shall pay to you a monthly amount (or a pro rata portion thereof) equal to $19,166.67 during each month (or portion thereof) during the period commencing on the date of this letter and ending on December 31, 1998 (the "Payment Period"). The first $10,000 paid under this paragraph shall be paid in respect of income earned in Switzerland and shall not be subject to withholding for U.S. federal income taxes but shall be subject to any other applicable taxes and other governmental charges. The Company's remaining obligation to make payments under this paragraph shall be subject to any required withholding for applicable taxes and other government charges. Upon the reasonable request of the Company, you shall provide to the Company a withholding certificate and such other written representations as are reasonably requested by the Company regarding your status under the United States and Swiss tax laws, and the Company will be entitled to rely in good faith on such certificate and representations.

      4. During the period commencing on the date of this letter and expiring on the earlier to occur of (i) December 31, 1998, or (ii) the date on which you become eligible for medical and dental coverage under a group health plan of a subsequent employer, the Company shall arrange to provide you with medical and dental insurance coverage substantially similar to that which you are currently receiving. The Company shall as necessary under applicable law (including, without limitation, Section 4980B of the Internal Revenue Code of 1986, as amended), assist you in obtaining, at your sole expense, continued coverage after December 31, 1998 under any medical and dental insurance coverage substantially similar to that which you are currently receiving.

      5. On the earlier to occur of (i) the closing date of a Sale of the Company or (ii) October 29, 1999, the Company shall reimburse you for your closing costs (not to exceed $75,000) as a result of the closing of the sale of your personal residence in Richmond, Virginia. Such closing costs shall not be reimbursed unless and until the Company has received documentation reflecting the incurrence of such costs by you.

      6. In return for and in consideration of the special payments to be made and the benefits to be received by you pursuant to this letter, you, for yourself and your dependents, successors, assigns, heirs, executors and administrators and your and their legal representatives of every kind (collectively referred to herein as "Releasing Parties"), hereby release (the "Release") and forever discharge the Company, its predecessors, its affiliated and subsidiary companies, and the officers, directors, stockholders, members, employees, agents, representatives, counsel, heirs, successors and assigns thereof, including, without limitation, any and all management and supervisory personnel thereof (collectively referred to herein as the "Released Parties") from any and all actions and causes of action, claims and demands, suits, damages, costs, attorney's fees, expenses, debts, dues, accounts, bonds, covenants, contracts, agreements and compensation whatsoever, whether in law or equity, whether they are now known or unknown, whether they are accrued or unaccrued, based upon facts which occurred through the date of this letter ("claims"), except that your Release under this paragraph shall not apply to the obligations of the Company pursuant to this letter and provided further that this Release (i) shall not disqualify you from participating (directly or indirectly) solely as a passive plaintiff in any class action lawsuit (A) which is brought by a person who is not a Releasing Party, any member of any "group" (within the meaning of Section 13(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934) of which any Releasing Party is a member or any "affiliate" of any Releasing Party (within the meaning of the Securities Act of 1933 and the rules and regulations thereunder) and (B) which was brought without any assistance of any Releasing Party, any member of any "group" (within the meaning of Section 13(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934) of which any Releasing Party is a member or any "affiliate" of any Releasing Party (within the meaning of the Securities Act of 1933 and the rules and regulations thereunder) and (ii) shall not deny you the right to assert any claim as a defense or counterclaim to any claim brought by the Company against any Releasing Party after the date hereof. The Release includes, but is not limited to, any claims under state or federal employment, employee benefits, antidiscrimination or other laws, including, without limitation, claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the New Jersey Law Against Discrimination, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, and the Employee Retirement Income Security Act of 1974, as amended, and any and all claims arising out of or relating to the Employment Agreement and your employment by or service with the Company and the affiliates of the Company or termination of your employment with the Company and any and all claims of wrongful or unjust discharge or breach of contract or promise, express or implied, and (subject to the proviso above regarding class action lawsuits) any and all claims arising out of or relating to your status or capacity as a shareholder of the Company or as a member of the Board, or any other status or capacity. In connection with the Release, you further acknowledge, admit and affirm the following:

            (a) You fully understand the contents of this entire letter, including the Release, and you agree that the language of the Release is not confusing to you.

            (b) You understand that among the causes of action or claims forever waived and released by you under this Release are any and all claims arising under the Age Discrimination in Employment Act of 1967.

            (c) You understand that this Release does not waive rights or claims arising under the Age Discrimination in Employment Act of 1967 that may arise after the date you sign this letter.

            (d) You are hereby advised in writing that with regard to your waiver of rights under this Release, including under the Age Discrimination in Employment Act of 1967, you have the right to consult with and be advised by a lawyer of your choice at your own expense prior to signing this letter.

            (e) You understand that you had 21 days to consider the Release contained in this letter, and to consult with a lawyer regarding its terms and the rights and claims you have waived by signing it, before you sign this letter. This 21-day consideration period expired on September 1, 1998.

            (f) You understand that if you sign this letter, you will have an unqualified right to change your mind and revoke the Release contained in this letter within seven days after executing this letter. You also understand that if you do not exercise your revocation right within seven days, this Release becomes final and forever binding on the eighth day following your signing of this letter. You further understand that if you revoke this Release, this letter (other than paragraph 1 hereof) shall be null and void and the Company shall not have any obligation to make payments or provide benefits to you as set forth in this letter. Revocation shall be made by delivering a written notice of revocation to the Chairman of the Board. For such revocation to be effective, written notice must be actually received by the Chairman of the Board no later than the close of business on the 7th day after you execute this letter.

            (g) You agree that you will never file a lawsuit or other complaint asserting any claim that is released hereunder.

            (h) You understand and acknowledge that the Release contained in this letter does not constitute an admission of liability by you or any of the Released Parties.

            (i) You understand and acknowledge that the Release contained in this letter has been fully explained to you to your complete satisfaction. You understand the separation benefits and terms agreed upon and further acknowledge that no other promises or inducements have been made to you by the Released Parties.

            (j) You have carefully read this entire letter, including the Release, and you have been given ample opportunity to consult with your own counsel and you have signed this letter containing the Release intending to be legally bound by its terms and conditions.

      7. You will, as soon as practicable after the execution of this letter, return to the Company all of the Company's Confidential Information (as defined below) which is in your possession or, to the extent you may have control over the same, which you have previously obtained from the Company and which is not currently in your possession, and you agree that you will not otherwise use the Confidential Information. As used herein, the term "Confidential Information" shall mean all of the Company's records, documents or other property, including technical data or software, including manuals and other records, materials and data with respect thereto, used in any way or relating to any services or products sold or used by the Company or any affiliate of the Company and which are not public or which you obtain from a source that you do not know (after reasonable inquiry) to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information, other than such Confidential Information which you are permitted to retain in your capacity as a Director of the Company.

      8 You agree that you shall not, without the prior written consent of the Board in its sole discretion, engage in any Competitive Activity (as defined below) during the two year period commencing on the date of the execution of this letter. The Company's obligations under this letter are expressly conditioned upon your satisfaction of your obligations under this paragraph. For the purposes of this letter, the term "Competitive Activity" means your direct or indirect participation in any activity (excluding for this purpose only, any activity as a Director of the Company or any vote on any Sale of the Company that is submitted by the Company's Board of Directors to a vote of the Company's stockholders) related to (a) the Company's transgenic technology used to provide transgenic animal models for drug development services, (b) the preclinical operations of any business enterprise which provides drug development services as a contract research organization or otherwise, (c) the clinical operations of any business enterprise which provides drug development services as a contract research organization or otherwise and which has securities listed on any national securities exchange or designated for quotation on an over-the-counter market (a "Public Company"), or (d) the clinical operations of any business enterprise, which is not a Public Company, that provides drug development services as a contract research organization or otherwise relating to cardiovascular and infectious disease research or studies.

      9. You shall not, without the prior written consent of the Board in its sole discretion, (a) for a period of two years after the date of termination of your employment, directly or indirectly, induce or attempt to induce any person who is at such time an employee of the Company or any affiliate of the Company to leave the employment of the Company or any affiliate of the Company or to accept any other employment or position and (b) for a period of two years after the date of termination of your employment, directly or indirectly, hire or cause to be hired any person who is at the time you hire, or cause such person to be hired, an employee of the Company or any affiliate of the Company; provided, however, Section 9(b) shall not prohibit you from hiring any person that was an employee of the Company or any affiliate as long as such person is not an employee of the Company or an affiliate at the time such person is contacted by you or such person contacts you.

      10. You agree that all provisions, terms and conditions of this letter are and shall remain confidential and shall not be disclosed to any person not a party hereto under any circumstances, except as required by law; provided, however, that you may disclose this letter to your counsel, accountant and other persons in privity of contract with you who receive the same subject to the confidentiality provisions of this paragraph.

      11. You agree that if you breach any provision contained in paragraphs 2(b), 3, 6, 7, 8, 9, 10 or 12 of this letter, the Company shall be entitled (i) to cease making payments or providing other benefits under this letter, (ii) to receive an amount equal to the amount of all payments and other benefits which the Company has provided to you under this letter and (iii) to any other legal or equitable remedies which the Company may have, including the right to an injunction.

      12. You represent that you have not filed any complaints or charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or any court, and that you shall not do at any time hereafter file any complaint or charge or lawsuit against the Company or any affiliate of the Company with any governmental agency or any court based upon facts which occurred through the date of this letter.

      13. The Company shall as necessary under applicable requirements provide reasonable assistance with respect to your application for a United States VISA for such period of time as you remain associated (other than solely as a stockholder) with the Company as a Director or otherwise.

      14. This letter contains the entire agreement between you and the Company and supersedes any prior or contemporaneous agreements between the parties, including the Employment Agreement. This letter may not be changed orally, but only by an agreement in writing, duly signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      15. This letter shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to conflicts of law principles.

                                  Sincerely,


                                  /s/  Desmond H. O'Connell
                                  ----------------------------------------------
                                  Desmond H. O'Connell
                                  Chairman of the Compensation Committee


                                  /s/  Paul J. Schmitt
                                  ----------------------------------------------
                                  Paul J. Schmitt
                                  President, Chrysalis International Corporation


Accepted and agreed to on October 29, 1998:


/s/ Dr. Jack Barbut
--------------------------------------------
Dr. Jack Barbut